Exhibit 99.2

AMENDMENT NO. 11

dated as of August 16, 2007

among

AMERICREDIT REPURCHASE TRUST,

AMERICREDIT FINANCIAL SERVICES, INC.,

as Servicer,

and

BARCLAYS BANK PLC,
as Agent

to

SECURITY agreement

dated as of August 19, 2004

Amendment NO. 11, dated as of August 16, 2007 (the "Amendment"), by and among AMERICREDIT REPURCHASE TRUST (the "Issuer"), AMERICREDIT FINANCIAL SERVICES, INC. ("AmeriCredit"), as Servicer (in such capacity, the "Servicer"), and BARCLAYS BANK PLC, as Agent (in such capacity, the "Agent"), to the Security Agreement, dated as of August 19, 2004 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the "Security Agreement"), by and among the Issuer, AmeriCredit, individually and as Servicer, AFS Warehouse Corp., Sheffield Receivables Corporation and Wells Fargo Bank, National Association, as Collateral Agent and Securities Intermediary.

WHEREAS, Section 9.2(b) of the Security Agreement permits amendment of the Security Agreement by the Issuer, the Servicer and the Agent (the "Parties") upon the terms and conditions specified therein; and

WHEREAS, the Parties wish to amend the Security Agreement.

NOW, THEREFORE, the Parties agree that the Security Agreement is hereby amended effective as of the date hereof as follows:

    Definitions.

    Each term used but not defined herein shall have the meaning assigned to such term in the Security Agreement.

    Amendment to Annex A (Defined Terms).

          The definition of "Backup Servicing Fee," "Commitment Termination Date" and "Transfer Price" are hereby deleted in their entirety and replaced with the following:

        "Backup Servicing Fee" shall have the meaning assigned to such term in the amended and restated fee letter, dated as of August 13, 2007, between Wells Fargo and AmeriCredit.

        "Commitment Termination Date" means August 14, 2008, or such later date to which the Commitment Termination Date may be extended by the Issuer, the Agent and the Company not later than 30 days prior to the then current Commitment Termination Date.

        "Transfer Price" means, with respect to any Funding, the amount to be advanced by the Company to the Issuer as set forth in the Initial Funding Request or the applicable Subsequent Funding Notice, as the case may be, which amount shall equal:

        (i) with respect to the Initial Funding Date, the lesser of (a) the product of (1) the Aggregate Outstanding Balance of all Eligible Receivables sold to the Issuer on such Funding Date multiplied by (2) 93.5% and (b) the maximum amount that, when added to the Net Investment as of the start of business on such Funding Date, would cause the Post-Funding Overcollateralization Amount to equal 6.5%; and

        with respect to any Subsequent Funding Date, the lesser of (a) the product of (1) the Aggregate Outstanding Balance of all Eligible Receivables sold to the Issuer on such Funding Date multiplied by (2) Called Series Advance Rate as described in the Called Series Advance Rate Matrix and (b) the maximum amount that, when added to the Net Investment as of the start of business on such Funding Date, would cause the Post-Funding Overcollateralization Amount to equal 10.0%.

    (b) The following defined terms "Called Series Advance Rate Matrix" and "Called Series Ending Net Loss Percentage" are hereby added to Annex A (Defined Terms) in the proper alphabetical order:

    "Called Series Advance Rate Matrix" means effective as of August 16, 2007, the corresponding Called Series Advance Rate and Cumulative Net Loss Percentage Trigger Levels for the Called Series as determined by the Called Series Ending Net Loss Percentage as based on the grid below; for avoidance of doubt, Called Series 2003-B-X will not utilize the new Called Series Advance Rate Matrix:

Called Series Ending Net Loss Percentage	Called Series Advance Rate	Cumulative Net Loss Percentage Trigger Levels
Greater than or equal to 11%	92.0%	Trigger Level A
10.0% to 10.99%	93.0%	Trigger Level A
9.0% to 9.99%	94.0%	Trigger Level B
8.0% to 8.99%	95.0%	Trigger Level B
Less than 8.0%	96.0%	Trigger Level B

  "Called Series Ending Net Loss Percentage" means the cumulative net loss ratio, as defined in the respective securitization documents, for each Called Series as of the end of the month immediately preceding a clean-up call.

  Amendment to Exhibit J (Cumulative Net Loss Percentage Trigger Levels).

  Exhibit J to the Security Agreement is hereby amended and supplemented by deleting such Exhibit in its entirety and substituting, in lieu thereof, Exhibit J attached hereto.

  Waiver. In connection with their entry into this Amendment and the extension of the Commitment Termination Date, the parties hereto, agree to waive the requirement set forth in the definition of "Commitment Termination Date" that any extension of the Commitment Termination Date shall be made not later than 30 days prior to the then current Commitment Termination Date.

  Counterparts.

  This Amendment to the Security Agreement may be executed in several counterparts, each of which shall be deemed an original hereof and all of which, when taken together, shall constitute one and the same Amendment to the Security Agreement.

  Ratification of Security Agreement.

  Except as provided herein, all provisions, terms and conditions of the Security Agreement shall remain in full force and effect. As amended hereby, the Security Agreement is ratified and confirmed in all respects.

  Entire Agreement.

  This Amendment sets forth the entire agreement between the Parties with respect to the subject matter hereof, and this Amendment supersedes and replaces any agreement or understanding that may have existed between the Parties prior to the date hereof in respect of such subject matter.

  Governing Law.

  This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of law provisions thereof.

  No Recourse. It is expressly understood and agreed by the parties hereto that (a) this Amendment is executed and delivered by Wilmington Trust Company, not individually or personally but solely as trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Amendment or any other related documents.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth on the first page hereof.

AMERICREDIT REPURCHASE TRUST,

By: Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

By:

Name:

Title:

AMERICREDIT FINANCIAL SERVICES, INC.,

as Servicer

By:

Name:

Title:

BARCLAYS BANK PLC,
as Agent

By:

Name:
Title:

Acknowledged and Agreed:

AFS WAREHOUSE CORP.

By:

Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Collateral Agent and Securities Intermediary

By:

Name:

Title: